SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3200 Walnut Street, Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2006, the Compensation Committee of the Board of Directors of Array BioPharma Inc. (the “Company”) approved the base salaries for fiscal year 2007 for Robert E. Conway, Chief Executive Officer, Kevin Koch, Ph.D., President and Chief Science Officer, David L. Snitman, Ph.D., Chief Operating Officer and Vice President, Business Development, John R. Moore, Vice President and General Counsel, and R. Michael Carruthers, Chief Financial Officer, each of whom are named executive officers of the Company (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), in the following amounts: $425,000, $360,000, $300,000, $250,000 and $230,000, respectively.

The Compensation Committee also approved annual performance bonuses awarded to the Company’s named executive officers for the fiscal year ended June 30, 2006. The bonus payments were based on the achievement of Company-wide goals relating to financial performance, clinical development of product candidates and success in entering into new collaborations previously determined by the Compensation Committee under the Company’s fiscal 2006 performance bonus program, as well as on individual performance. The bonuses awarded to Messrs. Conway, Koch, Snitman, Moore and Carruthers were $173,400, $129,472, $93,983, $81,151 and $74,562, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: September 14, 2006	By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer